Exhibit 10.1
SECOND AMENDMENT
TO
THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
AND
WAIVER THEREUNDER

This Second Amendment to Third Amended and Restated Revolving Credit Agreement and Waiver Thereunder (this “Amendment”), dated as of June 23, 2008, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation (the “Borrower”), (2) FRONTIER OIL CORPORATION, a Wyoming corporation (“FOC”), (3) each of the financial institutions party to the Credit Agreement referred to below (the “Lenders”) and (4) UNION BANK OF CALIFORNIA, N.A., a national banking association (“UBOC”), as administrative agent (the “Administrative Agent”) for the Lenders.

Recitals

A.           The Borrower, FOC, the Lenders, the Administrative Agent and BNP Paribas, a French banking corporation, as syndication agent, are party to a Third Amended and Restated Revolving Credit Agreement dated as of October 1, 2007, as amended by a First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of March 3, 2008 (said Agreement, as so amended, herein called the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.3 of the Credit Agreement are incorporated herein by reference.

B.           The Borrower has requested, pursuant to Section 2.1(b) of the Credit Agreement, that the Lenders increase the Maximum Aggregate Commitment to $350,000,000. In addition, the Borrower, FOC, the Lenders and the Administrative Agent wish to amend the Credit Agreement to, among other things, (1) amend a portion of the definition of “Borrowing Base” and (2) provide for the issuance of Letters of Credit by BNP Paribas in addition to UBOC, subject to the terms and conditions hereof. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, FOC, the Lenders and the Administrative Agent hereby agree as set forth below.

SECTION 1. Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Borrower, FOC and the Lenders hereby agree that the Credit Agreement is amended as set forth below.

(a) The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is amended by amending clause (vii) thereof in full to read as follows:

“(vii) 70% of Eligible Prepaid Crude Purchases (provided, however, that (A) the aggregate amount of Eligible Prepaid Crude Purchases, before making the calculation described in this clause (vii) for the purpose of determining the aggregate amount of Eligible Prepaid Crude Purchases to be included in the Borrowing Base, shall not exceed $30,000,000, and (B) the aggregate amount of Eligible Inventory and Eligible Prepaid Crude Purchases included in the Borrowing Base shall not exceed 70% of the Borrowing Base);”

(b) The definition of “Issuing Bank” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Issuing Bank’ means UBOC or BNP Paribas in its capacity as an issuer of Letters of Credit hereunder, as requested by the Borrower pursuant hereto from time to time; provided, however, that (a) an Issuing Bank shall not be obligated to, but may in its sole and absolute discretion, issue a Letter of Credit as requested by the Borrower pursuant hereto if such issuance would cause the sum of (i) the aggregate Letter of Credit Amount of all outstanding Letters of Credit issued by such Issuing Bank and (ii) the aggregate amount of unreimbursed drawings under all Letters of Credit issued by such Issuing Bank to exceed 50% of the Maximum Aggregate Commitment, and (b) each reference in this Agreement to ‘the Issuing Bank’ in respect of a particular Letter of Credit shall mean UBOC if it was or is to be the issuer thereof or BNP Paribas if it was or is to be the issuer thereof.”

(c) The definition of “Letter of Credit Request” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Letter of Credit Request’ means a request by the Borrower for the issuance of a Letter of Credit, on the Issuing Bank’s standard form of letter of credit application (UBOC’s current form of which is attached hereto as Exhibit B) and containing terms and conditions satisfactory to the Issuing Bank in its sole discretion.”

(d) Section 2.12(b) of the Credit Agreement is amended in full to read as follows:

“(b) The Borrower will pay to the Issuing Bank for its own account such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Issuing Bank’s standard internal charge guidelines in effect from time to time.”

(e) Article 2 of the Credit Agreement is amended by adding the following new Section 2.20 at the end thereof:

“Section 2.20  Pricing Increase. If this Agreement is not amended and restated, or otherwise replaced, by October 1, 2008, then on that date (a) each percentage set forth in (i) the definition of “Applicable Base Rate Margin” in Section 1.1, (ii) the definition of “Applicable LIBOR Margin” in Section 1.1, (iii) the definition of “Applicable LOC Fee Rate” in Section 1.1 and (iv) Section 2.12(a) shall be increased by 0.25% (i.e., 25 basis points), and (b) each percentage set forth in the definition of “Applicable Commitment Fee Rate” in Section 1.1 shall be increased by 0.05% (i.e., 5 basis points), in each case without any action by any Person. ”

(f) Section 4.3 of the Credit Agreement, through clause (a) thereof, is amended in full to read as follows:

“Section 4.3  Letters of Credit. The obligation of the Issuing Bank to issue, and of each other Lender to participate in, each Letter of Credit is subject to the limitations of the Commitments, to the limitations contained in the definition of ‘Issuing Bank’ in Section 1.1, to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following further conditions:

(a) the Issuing Bank has received a Letter of Credit Request, duly executed by the Borrower, with respect to such Letter of Credit;”

(g) Sections 10.8(a), (c) and (d) of the Credit Agreement are amended in full to read as follows:

“(a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and its participations in outstanding Letters of Credit); provided, however, that (i) except in the case of an assignment to a Person that, immediately before such assignment, was a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than the lesser of (A) the entire Commitment of such Lender at such time and (B) $10,000,000, (ii) each such assignment shall be subject to the prior written consent of the Administrative Agent and each Issuing Bank (which consent may not be unreasonably withheld or delayed), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with a processing and recording fee of $3,500. Upon such consent, execution, delivery, acceptance and recording, from and after the effective date specified in the applicable Assignment and Assumption, which effective date shall be at least 5 Business Days after the date of delivery thereof to the Administrative Agent or, if so specified in such Assignment and Assumption, the date of acceptance thereof by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender hereunder, and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, except that such Lender shall continue to be an ‘Indemnified Party’ under Section 6.14(b) and an ‘Indemnified Person’ under Section 10.5).”

* * *

“(c) Any financial institution that is to become a party to this Agreement as a New Lender pursuant to Section 2.1(b) must be consented to by the Borrower, the Administrative Agent and each Issuing Bank (which consent may not be unreasonably withheld or delayed) and must execute a Joinder Agreement, consented to by the Borrower, the Administrative Agent and each Issuing Bank and delivered to the Administrative Agent for its recording in the Register, together with a processing and recording fee of $3,500; provided, however, that (i) each New Lender must have a Commitment of at least $10,000,000 and (ii) no joinder of a New Lender to this Agreement may cause the maximum amount of the Maximum Aggregate Commitment to exceed $350,000,000. Upon such execution, consent, delivery and recording, from and after the effective date specified in the applicable Joinder Agreement, the New Lender thereunder shall be a party hereto and, to the extent provided in such Joinder Agreement, shall have the rights and obligations of a Lender hereunder. By executing and delivering a Joinder Agreement, the New Lender thereunder confirms to and agrees with the other parties hereto as specified in Sections 10.8(b)(iii) through (vi), as if it were an assignee (but without reference to an assignor). Upon the joinder of any New Lender to this Agreement pursuant to this Section 10.8(c), the Administrative Agent shall forward to the Borrower and each Lender an updated Schedule 1.

“(d) The Administrative Agent shall maintain at its address set forth in Section 10.2 a copy of each Assignment and Assumption and Joinder Agreement delivered to the Administrative Agent and consented to and accepted as specified above and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of Obligations owing to, each Lender from time to time (the ‘Register’). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.”

SECTION 2. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Lenders and the Administrative Agent hereby waive, in respect of the Borrower’s request under Section 2.1(b) of the Credit Agreement to increase the Maximum Aggregate Commitment to $350,000,000, the requirements under Section 2.1(b) of the Credit Agreement that (a) the Borrower give the Administrative Agent a Commitment Increase Request not later than 10 Business Days before the proposed Commitment Increase Date and (b) the Lenders be allowed 10 Business Days after receipt of notice of a Commitment Increase Request to respond thereto.

SECTION 3. Conditions Precedent. This Amendment and the increases in the Commitments to the amounts set forth in Schedule 1 attached hereto shall become effective on the date, not later than June 30, 2008, on which the conditions precedent set forth below have been fulfilled.

(a) The Borrower has paid the following fees to the Administrative Agent: (i) for the account of each Lender, a facility-increase fee equal to the product of (A) the difference between the Commitment of such Lender as set forth in Schedule 1 hereto and the Commitment of such Lender as set forth in Schedule 1 to the Credit Agreement and (B) 0.30%; and (ii) for the account of each of UBOC and BNP Paribas, the fees payable thereto on or before the date hereof pursuant to the letter agreement described in Section 3(b)(iii) hereof.

(b) The Administrative Agent has received all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested thereby:

(i) this Amendment, duly executed by the Borrower, FOC and the Super-Majority Lenders;

(ii) a consent to this Amendment, duly executed by the Guarantors and by the Borrower, in its capacity as guarantor under the Borrower Guaranty; and

(iii) a letter agreement, duly executed by the Borrower, UBOC and BNP Paribas, concerning fees payable by the Borrower to each of UBOC and BNP Paribas for its own account with respect to its role as an issuer of Letters of Credit.

SECTION 4. Representations and Warranties. Each of the Borrower and FOC represents and warrants to the Lenders and the Administrative Agent as set forth below.

(a) The execution, delivery and performance by each of the Borrower and FOC of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within such Credit Party’s legal powers, have been duly authorized by all necessary legal action and do not (i) contravene such Credit Party’s charter documents or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting such Credit Party, any of its Subsidiaries or any of their respective properties, the conflict, breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Credit Party or any of its Subsidiaries, except for Liens created or permitted under the Credit Documents, as amended hereby. Neither such Credit Party nor any of its Subsidiaries is in violation of any Governmental Rule or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other contract or instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

(b) No Governmental Action, and no authorization, approval or other action by, or notice to, any third party, is required for the due execution, delivery or performance by the Borrower or FOC of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby or thereby, except for (i) authorizations, approvals and other actions by, and notices to, third parties, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, and (ii) Governmental Action that has been duly obtained, taken, given or made and is in full force and effect.

(c) This Amendment and the Credit Agreement, as amended hereby, have been duly executed and delivered by the Borrower and FOC. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligations of the Borrower and FOC, enforceable against each such Credit Party in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(d) Each of the Security Agreement and the Stock Pledge Agreement constitutes a valid and perfected first-priority Lien on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower or FRMI, as applicable, under the Credit Documents, as amended hereby, to which the Borrower or FRMI, as applicable, is a party, and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement or the Stock Pledge Agreement.

(e) There has been no amendment to the charter documents or bylaws of the Borrower on or after September 20, 2007 or of FOC on or after September 21, 2007. The representations and warranties contained in each Credit Document, as amended hereby, to which the Borrower and/or FOC is a party are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

SECTION 5. Reference to and Effect on Credit Documents.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and the Stock Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations under the Credit Documents, as amended hereby, stated to be secured thereby.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or e-mail shall be effective as delivery of an originally executed counterpart of this Amendment.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

[Signature pages follow.]

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FRONTIER OIL AND REFINING COMPANY

By:       /s/ Michael C. Jennings
Name:  Michael C. Jennings
Title:    EVP & CFO

FRONTIER OIL CORPORATION

By:       /s/ Doug S. Aron
Name:  Doug S. Aron
Title:    VP - Corporate Finance

UNION BANK OF CALIFORNIA, N.A.,
   as Administrative Agent and Lender

By:       /s/ Timothy Brendel
Name:  Timothy Brendel
Title:    Assistant Vice President

BNP PARIBAS

By:       /s/ Edward Pak
Name:  Edward Pak
Title:    Vice President

By:        /s/ Betsy Jocher
Name:   Betsy Jocher
Title:     Director

TORONTO DOMINION (TEXAS) LLC

By:         /s/ Ian Murray
Name:    Ian Murray
Title:      Authorized Signatory

WELLS FARGO BANK, N.A.

By:         /s/ Oleg Kogan
Name:    Oleg Kogan
Title:      Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:         /s/ Monte E. Deckerd
Name:    Monte E. Deckerd
Title:      Senior Vice President

THE FROST NATIONAL BANK

By:         /s/ Thomas H. Dungan
Name:   Thomas H. Dungan
Title:     Sr. Vice President

BANK OF SCOTLAND

By:        /s/ Julia R. Franklin
Name:   Julia R. Franklin
Title:     Assistant Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:        /s/ Stan G. Weiser, Jr.
Name:   Stan G. Weiser, Jr.
Title:     Vice-President

SCHEDULE 1

COMMITMENTS

Lender	Commitment
Union Bank of California, N.A.	$60,000,000
BNP Paribas	$60,000,000
Toronto Dominion (Texas) LLC	$50,000,000
Wells Fargo Bank, N.A.	$50,000,000
U.S. Bank National Association	$44,000,000
The Frost National Bank	$31,000,000
Bank of Scotland	$30,000,000
Capital One, National Association	$25,000,000
Maximum Aggregate Commitment	$350,000,000